EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, STEPHEN N. ANANIAS and BRANDI R. STEEGE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and any amendments thereto.

Signature	Title	Date

/S/ RAOUF Y. HALIM	Director and Chief Executive Officer (Principal Executive Officer)	December 6, 2013
Raouf Y. Halim

/S/ DWIGHT W. DECKER
Dwight W. Decker	Chairman of the Board of Directors	December 6, 2013

/S/ FARED ADIB
Fared Adib	Director	December 6, 2013

/S/ ROBERT J. CONRAD
Robert J. Conrad	Director	December 6, 2013

/S/ MICHAEL T. HAYASHI
Michael T. Hayashi	Director	December 6, 2013

/S/ MING LOUIE
Ming Louie	Director	December 6, 2013

/S/ THOMAS A. MADDEN
Thomas A. Madden	Director	December 6, 2013

/S/ JERRE L. STEAD
Jerre L. Stead	Director	December 7, 2013

/S/ STEPHEN N. ANANIAS	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2013
Stephen N. Ananias

/S/ JAMES M. WATKINS	Vice President and Principal Accounting Officer (Principal Accounting Officer)	December 11, 2013
James M. Watkins